Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Inrad Optics, Inc. on Form 10-Q for the period ended March 31, 2020, filed with the Securities and Exchange Commission (the “Report”), I, Theresa A. Balog of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

Dated:	May 14, 2020	/s/ Theresa A. Balog

Chief Financial Officer,

Secretary and Treasurer

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and has not been filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to Inrad Optics, Inc. and will be retained by Inrad Optics, Inc. and furnished to the Securities Exchange Commission or its staff upon request.